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                                                                    Exhibit 99.2

            CERTIFICATION PURSUANT TO THE SARBANES-OXLEY ACT OF 2002

         In connection with the annual report on Form 10-K of Hybridon, Inc. (the "Company") for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Robert G. Andersen, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         A signed original of this written statement has been provided to Hybridon, Inc. and will be retained by Hybridon, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.



Date: March 31, 2003                              /s/ Robert G. Andersen
                                                  ----------------------
                                                  Robert G. Andersen
                                                  (Chief Financial Officer)